As filed with the Securities and Exchange Commission
                                on June 28, 1999

                                                  Registration No.  333-22395
    -------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   33-0266015
                      (I.R.S. Employer Identification No.)

                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                               -------------------

                               STEPHEN P. STANCZAK
                            EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                EXPLANATORY NOTE

      Pursuant to a Registration Statement on Form S-3 (Registration No. 333-22395) (the "Registration Statement"), United States Filter Corporation, a Delaware corporation (the "Registrant"), offered for sale 104,932 shares of its common stock, par value $.01 per share (the "Common Stock"). The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1.

      On April 29, 1999, pursuant to an Agreement and Plan of Merger, dated as of March 22, 1999, EAU Acquisition Corp., a Delaware corporation and a subsidiary of Vivendi, a societe anonyme organized under the laws of France (the "Parent"), merged (the "Merger") with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of the Parent.

      As a result of the Merger, the offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration 100,855 shares of Common Stock offered under the Registration Statement which remained unsold at the termination of the offering.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1              Power of Attorney (filed herewith)

                                                              Reg. No. 333-22395


                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on June 24, 1999.

                                  UNITED STATES FILTER CORPORATION

                                  By: /s/ Richard J. Heckmann
                                      ---------------------------
                                      Richard J. Heckmann
                                      Chairman of the Board and
                                      Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                        CAPACITY                 DATE

                                  Chairman of the Board and
/s/ Richard J. Heckmann           Chief Executive Officer          June 24, 1999
-----------------------           (Principal Executive Officer)
Richard J. Heckmann               and a Director

                                  Executive Vice President and
/s/ Kevin L. Spence               Chief Financial Officer          June 24, 1999
-----------------------           (Principal Financial Officer)
Kevin L. Spence

                                  Vice President, Controller
/s/ James W. Dierker              and Treasurer (Principal         June 24, 1999
-----------------------           Accounting Officer)
James W. Dierker

                                  Director

-----------------------
Daniel Caille


                                  Director
       *                                                           June 24, 1999
-----------------------
Arthur B. Laffer

                                                              Reg. No. 333-22395


                                  Director

-----------------------
Eric Licoys


                                  Director
       *                                                           June 24, 1999
-----------------------
Jean Marie Messier


                                  Director
       *                                                           June 24, 1999
-----------------------
Alfred E. Osborne, Jr.


                                  Director

-----------------------
Henri Proglio


* By: /s/ Kevin L. Spence                                          June 24, 1999
      ----------------------
      Kevin L. Spence
      Attorney in Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1              Power of Attorney (filed herewith)














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